Prospectus Supplement to the Prospectus Supplement dated April 3, 2006

Filed Pursuant to Rule 424(b)(3)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Debt Securities	$1,000,000,000	$107,000

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)
Pursuant to Rule 457(p) under the Securities Act, filing fees of $55,200 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-84728) filed by Lincoln National Corporation, and were not sold thereunder. The remaining filing fee of $51,800 is being paid in connection with the registration of these debt securities which were registered on a prospectus supplement dated April 3, 2006 filed pursuant to Rule 424(b)(4).